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                                                                 Exhibit (h)(2)

                              AMENDED AND RESTATED
                       MASTER AGREEMENT AMONG UNDERWRITERS

                                                                   June 11, 1984

PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York 10019

Gentlemen:

     1. General. We understand that PaineWebber Incorporated ("PWI") is entering into this Agreement in counterparts with us and other firms who may be underwriters for issues of securities for which PWI is acting as Representative or one of the Representatives of the several underwriters. This Agreement shall apply to any offering of securities in which we elect to act as an underwriter after receipt of a telegram, telex or other form of written communication ("Written Communication") from PWI stating the identity of the issuer and, if different from the issuer, the seller or sellers of such securities, the securities proposed to be offered, whether the underwriters are afforded an option to purchase additional securities to cover over-allotments, the price to underwriters, public offering price and date, interest rate, if any, and other variables, the amount of our proposed participation and the names of the other Representatives, if any, and that our participation as an underwriter in the proposed offering shall be subject to the provisions of this Agreement. Upon our telegraphic acceptance of such Written Communication we shall become one of the underwriters of such issue for the amount specified in the Written Communication, and this Agreement shall become binding upon us and the Representatives with respect to such offering. The obligations of each underwriter shall be several and not joint. The issuer of the securities offered in any offering of securities made pursuant to this Agreement is hereinafter referred to as the "Company", and such securities are hereinafter called the "Securities". The seller or sellers of the Securities (including, if applicable, the Company) are hereinafter referred to collectively as the "Seller". All references herein to "you" or the "Representatives" shall include PWI and the other firms, if any, which are named as Representatives in the Written Communication. The Securities to be offered in any offering may but need not be registered in a shelf registration pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"). The following provisions of this Agreement shall apply separately to each individual offering of Securities.


     2. Underwriting Arrangements. The Representatives shall determine which signatories to this Agreement will be invited to become underwriters for the Securities. Changes may be made by the Representatives in those who are to be underwriters and in the respective amounts of Securities to be purchased by them, but the amount of Securities to be purchased by us as set forth in the Written Communication to us will not be changed without our consent except as provided herein or in the underwriting agreement (the "Underwriting Agreement") with the Seller covering the Securities. We authorize you on our behalf to execute and deliver the Underwriting Agreement in such form as you determine and to take such action as you deem

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advisable in connection with the performance of the Underwriting Agreement and this Agreement and the purchase, carrying, sale and distribution of the Securities, including the election to exercise any option to purchase additional Securities to cover over-allotments if so provided. The parties on whose behalf you execute the Underwriting Agreement are hereinafter called the "Underwriters". You may waive performance or satisfaction by the Seller of certain of its obligations or conditions included in the Underwriting Agreement, if in your judgment such waiver will not have a material adverse effect upon the interests of the Underwriters. It is understood that, if so specified in the Written Communication for the issue, arrangements may be made for the sale of Securities by the Seller pursuant to delayed delivery contracts. Such Securities are hereinafter referred to as "Delayed Delivery Securities", and such contracts as "Delayed Delivery Contracts". References herein to delayed delivery and Delayed Delivery Contracts apply only to offerings in which delayed delivery is authorized. The term "underwriting obligation", as used in this Agreement with respect to any Underwriter, shall refer to the principal amount or number of shares of the Securities which such Underwriter is obligated to purchase pursuant to the provisions of the Underwriting Agreement, without regard to any reduction in such obligation as a result of Delayed Delivery Contracts which are entered into by the Seller.

     As compensation for your services we will pay a management fee as specified in the Written Communication for the issue (without deduction in respect of Delayed Delivery Securities), and you may charge our account therefor. If there is more than one Representative, such compensation will be divided among the Representatives in such proportions as they determine.

     3. Prospectus and Registration Statement. You will furnish to us as soon as possible copies of the prospectus or supplemented prospectus to be used in connection with the offering of the Securities. As used herein with respect to an offering of Securities registered under the Securities Act, "Prospectus" means the form of prospectus (including any supplements) authorized for use in connection with such offering, and "Registration Statement" means the registration statement, as amended, filed under the Securities Act pursuant to which the Securities are registered under the Securities Act. As used herein with respect to an offering of Securities not registered under the Securities Act, "Prospectus" or "Registration Statement" means the form of final offering circular (including any supplements) authorized for use in connection with such offering and "preliminary prospectus" means any preliminary offering circular authorized for use in connection with such offering. We consent to being named in the prospectus as one of the Underwriters of the Securities.

     4. Public Offering. (a) In connection with the public offering of the Securities, we authorize you, in your discretion

          (i) to determine the time of the initial public offering, to change the public offering price and the concessions and discounts to dealers after the initial public offering, to furnish the Company with the information to be included in the Registration Statement or Prospectus with respect to the terms of offering, and to determine all matters relating to advertising and communications with dealers or others;


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          (ii) to reserve for sale to dealers selected by you ("Selected
     Dealers") and to others, and to reserve for sale pursuant to Delayed Delivery Contracts (including Delayed Delivery Contracts arranged by you through Selected Dealers), all or any part of our Securities, which reservations for sales to others and for sales pursuant to Delayed Delivery Contracts not arranged through Selected Dealers are to be as nearly as practicable in proportion to the respective underwriting obligations of the Underwriters, unless you agree to a smaller proportion at the request of any Underwriter, and such other reservations to be in such proportions as you determine, and, from time to time, to add to the reserved Securities any Securities retained by us remaining unsold and to release to us any of our Securities reserved but not sold;

          (iii) to sell reserved Securities, as nearly as practicable in proportion to the respective reservations, to Selected Dealers at the public offering price less the Selected Dealers' concession and to others at the public offering price; and

          (iv) to buy Securities for our account from Selected Dealers at the public offering price less such amount not in excess of the Selected Dealers' concession as you determine.

     If, in accordance with the terms of offering set forth in the Prospectus, the offering of the Securities is not at a fixed price but at varying prices set by individual Underwriters based on market prices or at negotiated prices, the provisions of clause (i) above relating to your right to change the public offering price and concessions and discounts to dealers shall not apply, and other references in this Section and elsewhere in this Agreement to the public offering price or Selected Dealers' concession shall be deemed to mean the prices and concessions determined by you from time to time in your discretion.

     Sales of Securities between Underwriters may be made with your prior consent, or as you deem advisable for Blue Sky purposes.

     After advice from you that the Securities are released for public offering, we will offer to the public in conformity with the terms of offering set forth in the Prospectus such of our Securities as you advise us are not reserved.

     Any Securities sold by us (otherwise than through you) which you purchase in the open market for the account of any Underwriter will be repurchased by us on demand at a price equal to the total cost of such purchase including any taxes on redelivery, commissions, accrued interest and dividends. Securities delivered on such repurchase need not be the identical certificates so purchased. In lieu of such action you may in your discretion sell for our account the Securities so purchased and debit or credit our account for the loss or profit resulting from such sale, or charge our account with an amount not in excess of the Selected Dealers' concession with respect to such Securities.

     (b) We authorize you to act on our behalf in making all arrangements for the solicitation of offers to purchase Delayed Delivery Securities from the Seller pursuant to Delayed Delivery Contracts and we agree that all such arrangements will be made only through you,


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directly or through Selected Dealers (including Underwriters acting as Selected
Dealers) to whom you may pay a commission as provided in the Prospectus and herein.

     The obligation of each of the Underwriters to purchase and pay for Securities as set forth in the Underwriting Agreement shall be reduced in the proportion provided for therein, except that (i) as to any Delayed Delivery Contract determined by you, in your discretion, to have been directed and allocated by a purchaser to a particular Underwriter, such obligation of such Underwriters shall be reduced by the amount of Delayed Delivery Securities covered thereby, (ii) as to any Delayed Delivery Contracts for which arrangements are made through Selected Dealers, such obligation of each Underwriter shall be reduced as nearly as practicable in the proportion determined by you that the amount of Securities of such Underwriter reserved and sold pursuant to Delayed Delivery Contracts arranged through Selected Dealers bears to the total Securities so reserved and sold, and (iii) such reductions shall be rounded, as you shall determine, to the nearest $1,000 principal amount or whole share of the Securities.

     The fee payable to each Underwriter with respect to Delayed Delivery Securities pursuant to the Underwriting Agreement shall be credited to the account of such Underwriter based upon the amount by which such Underwriter's underwriting obligation is reduced as specified in the preceding paragraph.

     If the amount of Delayed Delivery Securities applied to reduce an Underwriter's underwriting obligation and the amount of Securities sold by or for the account of such Underwriter exceeds such Underwriter's underwriting obligation, there shall be credited to such Underwriter in connection with such excess amount of Securities only the amount of the Selected Dealers' concession with respect thereto.

     The commissions payable to Selected Dealers in respect of Delayed Delivery Contracts arranged through them shall be charged to each Underwriter in the proportion which the amount of Securities of such Underwriter reserved and sold pursuant to Delayed Delivery Contracts arranged through Selected Dealers bears to the total Securities so reserved and sold.

     5. Payment and Delivery. We authorize you to make payment on our behalf to the Seller of the purchase price of our Securities, to take delivery of our Securities, registered as you may direct in order to facilitate deliveries, and to deliver our reserved Securities against sales. At your request we will pay you, as you direct, (i) an amount equal to the public offering price, less the selling concession, of either our Securities or our unreserved Securities or
(ii) the amount set forth or indicated in the Written Communication with respect to the Securities, and such payment will be credited to our account and applied to the payment of the purchase price. After you receive payment for reserved Securities sold for our account, you will remit to us the purchase price (if any) paid by us for such Securities and credit or debit our account with the difference between the sale prices and the purchase price thereof. You will deliver to us our unreserved Securities promptly, and our reserved but unsold Securities, against payment of the purchase price therefor (except in the case of Securities for which payment has previously been made), as soon as practicable after the termination of the provisions referred to in Section 9, except that if the aggregate amount of reserved but unsold Securities upon such termination does not exceed


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10% of the total amount of the Securities, you may in your discretion sell such reserved but unsold Securities for the accounts of the several Underwriters as soon as practicable after such termination, at such prices and in such manner as you determine. Unless we promptly give you written instructions otherwise, if transactions in the Securities may be settled through the facilities of The Depository Trust Company, payment for and delivery of securities purchased by us will be made through such facilities, if we are a member, or if we are not a member, settlement may be made through our ordinary correspondent who is a member.

     6. Authority to Borrow. In connection with the purchase or carrying of our Securities or other securities purchased for our account, we authorize you, in your discretion, to advance your funds for our account, charging current interest rates, to arrange loans for our account, and in connection therewith to execute and deliver any notes or other instruments and hold or pledge as security any of our Securities or such other securities. Any lender may rely upon your instructions in all matters relating to any such loan. Any Securities or such other securities held by you for our account may be delivered to us for carrying purposes, and if so delivered will be redelivered to you upon demand.

     7. Stabilization and Over-Allotment. We authorize you, in your discretion, to make purchases and sales of Securities, any other securities of the Company of the same class and series and any other securities of the Company which you may designate in the open market or otherwise, for long or short account, on such terms as you deem advisable, and, in arranging sales, to over-allot and cover any such over-allotment, at your discretion, by purchasing Securities, exercising the over-allotment option, if any, indicated in the Written Communication, or both. Such purchases and sales and over-allotments will be made for the accounts of the Underwriters as nearly as practicable in proportion to their respective underwriting obligations. It is understood that you may have made purchases of securities of the Company for stabilizing purposes prior to the time when we become one of the Underwriters, and we agree that any securities so purchased shall be treated as having been purchased for the respective accounts of the Underwriters pursuant to the foregoing authorization. We authorize you, in your discretion, to cover any short position incurred pursuant to this Section by purchasing securities on such terms as you deem advisable. At no time will our net commitment under the foregoing provisions of this Section exceed 15% of our underwriting obligation. Solely for purposes of the immediately preceding sentence, our "underwriting obligation" shall be deemed to exclude any Securities which we are obligated to purchase solely by virtue of the exercise of an over-allotment option. We will on demand take up at cost any securities so purchased and deliver any securities so sold or over-alloted for our account, and, if any other Underwriter defaults in its corresponding obligation, we will assume our proportionate share of such obligation without relieving the defaulting Underwriter from liability. Upon request, we will advise you of the Securities retained by us and unsold and will sell to you for the account of one or more of the Underwriters such of our unsold Securities and at such price, not less than the net price to Selected Dealers nor more than the public offering price, as you determine.

     8. Open Market Transactions. We and you agree not to bid for, purchase, attempt to induce others to purchase, or sell, directly or indirectly, any Securities, any other securities of the Company of the same class and series and any other securities of the Company which you may


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designate, except as brokers pursuant to unsolicited orders and as otherwise provided in this Agreement. If the Securities are common stock or securities convertible into common stock, we and you also agree not to effect, or attempt to induce others to effect, directly or indirectly, any transactions in or relating to put or call options on any stock of the Company, except to the extent permitted by Rule 10b-6 under the Securities Exchange Act of 1934 (the "Exchange Act") as interpreted by the Securities and Exchange Commission. An opening uncovered writing transaction in options to acquire Securities for our account or for the account of any customer shall be deemed, for purposes of the preceding sentence, to be a transaction effected by us in or relating to put or call options on stock of the Company not permitted by Rule 10b-6. The term "opening uncovered writing transaction" means an opening sale transaction where the seller intends to become a writer of an option to purchase stock which it does not own or have the right to acquire upon exercise of conversion or option rights.

     9. Termination as to an Offering. The provisions of the last two paragraphs of Section 4(a), the first sentence of Section 7, and Section 8 will terminate at the close of business on the thirtieth day after the date of the initial public offering of the Securities, unless sooner terminated as hereinafter provided. You may terminate such provision as to such offering at any time by notice to us to the effect that the offering provisions of this Agreement as to such offering are terminated.

     10. Expenses and Settlement. You may charge our account with any transfer taxes on sales made by you of Securities purchased by us under the Underwriting Agreement and with our proportionate shares (based upon our underwriting obligation) of all other expenses incurred by you under this Agreement or in connection with the purchase, carrying, sale or distribution of the Securities. The accounts hereunder will be settled as promptly as practicable after the termination of the provisions referred to in Section 9, but you may reserve such amount as you deem advisable for additional expenses. Your determination of the amount to be paid to or by us will be conclusive. You may at any time make partial distributions of credit balances or call for payment of debit balances. Any of our funds in your hands may be held with your general funds without accountability for interest. Notwithstanding any settlement, we will remain liable for any taxes on transfers for our account, and for our proportionate share (based upon our underwriting obligation) of all expenses and liabilities which may be incurred by or for the accounts of the Underwriters.

     11. Default by Underwriters. Default by one or more Underwriters hereunder or under the Underwriting Agreement will not release the other Underwriters from their obligations or affect the liability of any defaulting Underwriter to the other Underwriters for damages resulting from such default. If one or more Underwriters default under the Underwriting Agreement, you may arrange for the purchase by others, including nondefaulting Underwriters, of Securities not taken up by the defaulting Underwriter or Underwriters.

     12. Position of Representatives. You will be under no liability to us for any act or omission except for obligations expressly assumed by you herein, and no obligations on your part will be implied or inferred herefrom. Your authority hereunder and under the Underwriting Agreement may be exercised by you jointly or by PWI. The rights and liabilities of the


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Underwriters are several and not joint, and nothing will constitute the
Underwriters a partnership, association or separate entity.

     If for Federal income tax purposes the Underwriters should be deemed to constitute a partnership then each Underwriter elects to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, of the Internal Revenue Code of 1954, as amended. You, as Representatives of the several Underwriters, are authorized, in your discretion, to execute on behalf of the Underwriters such evidence of such election as may be required by the Internal Revenue Service.

     13. Indemnification. We will indemnify and hold harmless each other Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act to the extent and upon the terms upon which each Underwriter agrees to indemnify the Company and any other Seller in the Underwriting Agreement.

     14. Contribution. Each Underwriter (including you) will pay upon your request, as contribution, its proportionate share, based upon its underwriting obligation, of any losses, claims, damages or liabilities, joint or several, paid or incurred by any Underwriter to any person other than an Underwriter, arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, any amendment or supplement thereto or any related preliminary prospectus or any other selling or advertising material approved by you for use by the Underwriters in connection with the sale of the Securities, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (other than an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by an Underwriter specifically for use therein); and will pay such proportionate share of any legal or other expenses reasonably incurred by you or with your consent in connection with investigating or defending against any such loss, claim, damage or liability, or any action or proceeding (including any action or proceeding brought by a governmental or regulatory body) in respect thereof. In determining the amount of any Underwriter's obligation under this Section, appropriate adjustment may be made by you to reflect any amounts received by any one or more Underwriters in respect of such claim from the Company or any other Seller pursuant to the Underwriting Agreement or otherwise. There shall be credited against any amount paid or payable by us pursuant to this Section any loss, damage, liability or expense which is incurred by us as a result of any such claim asserted against us, and if such loss, claim, damage, liability or expense is incurred by us subsequent to any payment by us pursuant to this Section, appropriate provision shall be made to effect such credit, by refund or otherwise. If any such claim is asserted, you may take such action in connection therewith as you deem necessary or desirable, including retention of counsel for the Underwriters, and in your discretion separate counsel for any particular Underwriter or group of Underwriters, and the fees and disbursements of any counsel so retained by you shall be included in the amounts payable pursuant to this Section. In determining amounts payable pursuant to this Section, any loss, claim, damage, liability or expense incurred by any person controlling any Underwriter within the meaning of Section 15 of the Securities Act which has been incurred by reason of such control relationship shall be deemed to have been incurred by such Underwriter.


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Any Underwriter may elect to retain at its own expense its own counsel. You may settle or consent to the settlement of any such claim, on advice of counsel retained by you, with the approval of a majority in interest of the Underwriters. Whenever you receive notice of the assertion of any claim to which the provisions of this Section would be applicable, you will give prompt notice thereof to each Underwriter. You will also furnish each Underwriter with periodic reports, at such times as you deem appropriate, as to the status of such claim and the action taken by you in connection therewith. If any Underwriter or Underwriters default in their obligation to make any payments under this Section, each nondefaulting Underwriter shall be obligated to pay its proportionate share of all defaulted payments, based upon such Underwriter's underwriting obligation as related to the underwriting obligations of all nondefaulting Underwriters.

     15. Reports and Blue Sky Matters. We authorize you to file with the Securities and Exchange Commission and any other governmental agency any reports required in connection with any transactions effected by you for our account pursuant to this Agreement, and we will furnish any information needed for such reports. If you effect stabilizing purchases pursuant to Section 7, you will notify us promptly of the initiation and termination thereof. If stabilization is effected we will file with you, c/o PWI, not later than the fifth full business day following the termination of stabilization, any report required to be filed pursuant to Rule 17a-2 under the Exchange Act. You will not have any responsibility with respect to the right of any Underwriter or other person to sell the Securities in any jurisdiction, notwithstanding any information you may furnish in that connection.

     16. Representations and Agreements. (a) You represent that you are a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), and we represent that we are either a member in good standing of the NASD or a foreign dealer not eligible for membership. If we are such a member we agree that in making sale of the Securities we will comply with all applicable rules of the NASD, including, without limitation, the NASD's interpretation with Respect to Free-Riding and Withholding and Section 24 of
Article III of the Rules of Fair Practice. If we are such a foreign dealer, we agree not to offer or sell any Securities in the United States of America except through you and in making sales of Securities outside the United States of America we agree to comply as though we were a member with such interpretation and Sections 8, 24 and 36 of Article III of the NASD's Rules of Fair Practice and to comply with Section 25 of such Article III as it applies to a nonmember broker or dealer in a foreign country.

     (b) We understand that it is our responsibility to examine the Registration Statement, the Prospectus, any amendment or supplement thereto relating to the offering of the Securities, any preliminary prospectus and the material, if any, incorporated by reference therein and we will familiarize ourselves with the terms of the Securities and the other terms of the offering thereof which are to be reflected in the Prospectus and the Written Communication with respect thereto. You are authorized, with the approval of counsel for the Underwriters, to approve on our behalf any amendments or supplements to the Registration Statement or the Prospectus.

     (c) We confirm that the information that we have given or are deemed to have given in response to the Master Underwriters' Questionnaire attached as Exhibit A hereto (which


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information has been furnished to the Company for use in the Registration
Statement or the Prospectus) is correct. We will notify you immediately of any development before the termination of this Agreement under Section 9 as to the offering of the Securities which makes untrue or incomplete any information that we have given or are deemed to have given in response to the Master Underwriters' Questionnaire.

     (d) Unless we have promptly notified you in writing otherwise, our name as it should appear in the Prospectus and our address are set forth on the signature page hereof.

     (e)(i) If the Securities are being registered under the Securities Act, we represent that we are familiar with Rule 15c2-8 under the Exchange Act relating to the distribution of preliminary and final prospectuses and agree that we will comply therewith; we agree to keep an accurate record of the distribution (including dates, number of copies and persons to whom sent) by us of copies of the Registration Statement, the Prospectus or any preliminary prospectus (or any amendment or supplement to any thereof), and promptly upon request by you, to bring all subsequent changes to the attention of anyone to whom such material shall have been distributed; and we agree to furnish to persons who receive a confirmation of sale a copy of the Prospectus filed pursuant to Rule 424(b) or Rule 424(c) under the Securities Act.

          (ii) If the Securities will not be registered under the Securities Act, we agree that we will deliver all preliminary and final offering circulars required for compliance with the applicable laws and regulations governing the use and distribution of offering circulars by underwriters, and, to the extent consistent with such laws and regulations, we confirm that we have delivered and agree that we will deliver all preliminary and final offering circulars which would be required if the provisions of Rule 15c2-8 under the Exchange Act applied to this offering.

     (f) If the Securities are being registered under the Securities Act, we agree that, if we are advised by you that the Company was not, immediately prior to the filing of the Registration Statement, subject to the requirements of
Section 13(a) or 15(d) of the Exchange Act, we will not, without your consent, sell any of the Securities to an account over which we exercise discretionary authority.

     17. Miscellaneous. (a) This Agreement may be terminated by either party hereto upon five business days' written notice to the other party; provided that with respect to any offering of Securities for which a Written Communication was sent by you and accepted by us prior to such notice, this Agreement shall remain in full force and effect as to such offering and shall terminate with respect to such offering in accordance with the provisions of Section 9. This Agreement may be supplemented or amended by you by written notice thereof to us, and any such supplement or amendment to this Agreement shall be effective with respect to any offering of securities to which this Agreement applies after the date of such supplement or amendment. Each reference to "this Agreement" herein shall, as appropriate, be to this Agreement as so amended and supplemented.


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     (b)  This Agreement and the terms and conditions set forth herein with respect to any offering of Securities together with such supplementary terms and conditions with respect to such offering as may be contained in any Written Communication from you to us in connection therewith shall be governed by, and construed in accordance with, the laws of the State of New York.



                                Very truly yours,



                                ---------------------------------------
                                            (Name of Firm)

                                by
                                   ------------------------------------


Confirmed, as of the date first
above written.


PAINEWEBBER INCORPORATED,



by
   ------------------------------
          Vice President




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                                                                       EXHIBIT A


                            PaineWebber Incorporated

                       MASTER UNDERWRITERS' QUESTIONNAIRE


     The terms used herein and not otherwise defined shall have the meanings assigned thereto in the Amended and Restated Master Agreement Among Underwriters dated June 11, 1984, between you and PaineWebber Incorporated ("PWI"). Reference will be made to this Master Underwriters' Questionnaire in each Written Communication described in Section 1 of the Amended and Restated Master Agreement Among Underwriters received by you from PWI in connection with offerings of securities in which PWI is acting as Representative or the manager of the Representatives of the several Underwriters. Your telegraphic acceptance of any such Written Communication should respond to this Master Underwriters' Questionnaire.

     Except as indicated in your telegraphic acceptance of our Written Communication with respect to the Securities:

     (1) neither you nor any of your directors, officers, partners or branch managers has (nor have you or they had within the last three years) a material relationship (as "material" is defined in Regulation C under the Securities Act) with the Company or its parent (if any), nor are you an affiliate of (within the meaning of the By-laws of the NASD), controlled by, controlling or under common control with the Company;

     (2) neither you nor any of your partners, officers, directors or branch managers, separately or as a group, owns of record or beneficially more than 5% of any class of voting securities of the Company or its parent (if any);

     (3) if the Securities are to be issued under an indenture to be qualified under the Trust Indenture Act of 1939;

          (a) neither you nor any of your directors, officers or partners is an affiliate (as defined in Rule 0-2 under the Trust Indenture Act of 1939) of the Trustee, or its parent (if any) and neither the Trustee nor its parent (if any) nor any of their directors or executive officers is a director, officer, partner, employee, appointee or representative of yours;

          (b) neither you nor any of your directors, partners or executive officers, separately or as a group, owns beneficially more than 1% of any class of voting securities of the Trustee or its parent (if any); and

          (c) if you are a corporation, you do not have outstanding nor have you assumed or guaranteed any securities otherwise than in your corporate name, and neither the Trustee nor its parent (if any) is a holder of such securities.


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     (4)  other than as is, or is to be, stated in the Registration Statement, the PWI Amended and Restated Master Agreement Among Underwriters, the PWI Amended and Restated Master Selected Dealer Agreement, or the Underwriting Agreement relating to the proposed offering, you do not know of or have reason to believe that (a) there are any discounts or commissions to be allowed or paid to underwriters or any other items that would be deemed by the NASD to constitute underwriting compensation for purposes of the NASD's Rules of Fair Practice, (b) there are any discounts or commissions to be allowed or paid to dealers, including all cash, securities, contracts, or other considerations to be received by any dealer in connection with the sale of the Securities, (c) there is an intention to over-allot or (d) the price of any security may be stabilized to facilitate the offering of the Securities;

     (5) your proposed commitment to purchase Securities will not result in a violation of the financial responsibility requirements of Section 15(c)(3) of the Exchange Act or the rules and regulations thereunder, including Rule 15c3-1, or any provisions of the applicable rules of the NASD or of any securities exchange to which you are subject or any restrictions imposed upon you by the NASD or any such exchange;

     (6) neither you nor any related person (as defined by the NASD) has (a) purchased any warrants, options or other securities of the Company within the preceding 12 months or (b) had any other dealings with the Company within the preceding 12 months as to which documents or other information is required to be furnished to the NASD, and, except as stated in the Registration Statement, you have no knowledge of any private placement of the Company's Securities within the preceding 18 months;

     (7) you have not prepared nor had prepared for you any report or memorandum for external use in connection with the proposed offering of the Securities, and if the Registration Statement is on Form S-1, you have not prepared any engineering, management or similar reports or memoranda relating to broad aspects of the business, operations or products of the Company within the past 12 months (except for reports solely comprised of recommendations to buy, sell or hold the securities of the Company, unless such recommendations have changed within the past six months). (If any such report or memorandum has been prepared furnish to PWI (a) four copies thereof and (b) a statement as to the actual or proposed use, identifying
     (i) each class of persons (institutional mailing lists, retail clients, etc.) who have received or will receive the report or memorandum, (ii) the number of copies distributed to each such class and (iii) the period of distribution.);

     (8) if the Written Communication states that the Company is subject to regulation under the Public Utility Holding Company Act of 1935 (the "Holding Company Act"), you are not a "holding company", or an "affiliate", or a "subsidiary company" of a "public utility company" or "holding company", each as defined in the Holding Company Act; and

     (9) if the Written Communication states that the Company is subject to regulation under the Holding Company Act, to the best of your knowledge, you are not a party to any proceeding being conducted by the Securities and Exchange Commission pursuant to any of the Acts administered by it, which is required to be disclosed in the Registration Statement or Prospectus or which would disqualify you from purchasing the Securities.